UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2016 (April 12, 2016)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch St., Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 548-2253

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 12, 2016, Accelerize Inc., or the Registrant, appointed Anthony P. Mazzarella as its Executive Vice President and Chief Financial Officer. Mr. Mazzarella has been a consultant of the Registrant since December 1, 2015 and the Registrant’s Interim Chief Financial Officer since January 6, 2016. Mr. Mazzarella, who is 58 years old, has 30 years of business experience in finance and technology, and has served as the Chief Executive Officer of several private companies as well as the Chief Financial Officer of iMALL, Inc. (formerly NASDAQ: IMAL). Mr. Mazzarella is currently a director of Vortex Management, LLC, Hyphos, Inc., and Kinduce, Inc. For the past eight years, Mr. Mazzarella has been principal of Edgewater Ventures, a consulting and investing entity. From October 2011 through June 2014, Mr. Mazzarella was the Chief Executive Officer of Scalable Network Technologies, Inc., a simulation software provider. Mr. Mazzarella is a graduate of Pomona College with a B.A. in Physics and holds an M.B.A. from Harvard Business School.

In connection with his appointment as Executive Vice President and Chief Financial Officer, the Registrant entered into an employment agreement with Mr. Mazzarella. Mr. Mazzarella’s employment agreement continues until April 11, 2021 or its earlier termination or expiration. Under the agreement Mr. Mazzarella is entitled to an annual base salary of $300,500. Mr. Mazzarella is entitled to an annual raise of three percent and additional annual raises and bonuses at the discretion of the Registrant’s Board of Directors. Any bonuses awarded will not exceed thirty percent of Mr. Mazzarella’s base salary. Mr. Mazzarella is also entitled to other benefits including reimbursement for reasonable business expenses and payment towards health insurance premiums. The agreement contains customary confidentiality and assignment of work product provisions. The employment agreement may be terminated by the Registrant without cause upon 30-days prior written notice. If the Registrant elects to terminate Mr. Mazzarella’s employment without cause during the term of his employment, he shall be entitled to a severance payment of an annual base salary of one year. The Registrant may also terminate the agreement and Mr. Mazzarella’s employment upon his illness or disability for a continuous period of more than 45 days, his death or for cause. In addition to the entry into the employment agreement, in connection with his appointment, Mr. Mazzarella was granted options to purchase up to 2,000,000 shares of the Registrant’s common stock at an exercise price of $0.50 per share, vesting in equal quarterly installments over 3 years commencing on April 1, 2016, and expiring on April 12, 2026.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

10.1     Employment Agreement, dated as of April 12, 2016, between Anthony Mazzarella and Accelerize Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.

	By:	/s/ Brian Ross
	Name:	Brian Ross
	Title:	President and Chief Executive Officer

Date: April 13, 2016